SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  December 29, 1998




                  JMB INCOME PROPERTIES, LTD. - XIII
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)





     Illinois                     0-19496                 36-3426137
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(State or other)                (Commission          (IRS Employer
 Jurisdiction of               File Number)          Identification No.)
 Organization





           900 N. Michigan Avenue, Chicago, Illinois  60611-1575
           -----------------------------------------------------
                  (Address of principal executive office)





  Registrant's telephone number, including area code:  (312) 915-1987
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                  JMB INCOME PROPERTIES, LTD. - XIII
                  ----------------------------------


ITEM 5. OTHER EVENTS. Prior to the end of 1998, the Partnership reduced all of its assets to cash or cash equivalents and thereby dissolved in accordance with the terms of its partnership agreement. On December 29, 1998, JMB Realty Corporation, the Managing General Partner of the Partnership, arranged for the establishment of a liquidating trust to be known as the JMB Income Prop. - XIII Liquidating Trust (the "Liquidating Trust"). On December 31, 1998 the Partnership transferred all of the Partnership's remaining assets, subject to liabilities, into the Liquidating Trust. The Liquidating Trust was established to, among other things, hold approximately $1,140,000 in remaining cash (the "Funds") and assume among other things, certain contingent liabilities and claims pursuant to certain representations, warranties and indemnities and certain other obligations (collectively, the "Indemnity Obligations") the Partnership made in connection with the sale of its last remaining real property interest, the Fountain Valley Industrial Park. The Indemnity Obligations have a stipulated survival period which generally expires June 11, 1999. The Funds represent a reasonable estimate of the amount required to pay (i) the maximum potential liability under the Indemnity Obligations,
(ii) certain unpaid expenses and liabilities of the Partnership, and (iii) administrative expenses of the Liquidating Trust.

     The trustees of the Liquidating Trust are individuals who currently serve as officers of the Managing General Partner. Upon the transfer of the Funds into the Liquidating Trust, outstanding limited partnership interests ( and assignee interests therein) in the Partnership (the "Partnership Interests"), exclusive of the interest of the special limited partner in the Partnership, were deemed canceled. Concomitantly, a beneficial interest in the Liquidating Trust was created for each holder of Partnership Interests in an amount determined by the ratio of the number of Partnership Interests held by such holder to the aggregate number of Partnership Interests held by all holders. The beneficiaries are deemed owners of the Liquidating Trust, and they will be treated for federal income tax purposes as owning undivided interests in its assets. The General Partners and the special limited partner of the Partnership hold no beneficial interests in the Liquidating Trust. The beneficial interests in the Liquidating Trust are not represented by certificates and are not assignable or transferable except by will, intestate succession or operation of law.

     The Liquidating Trustees shall make a final liquidating distribution to the beneficiaries out of any remaining assets of the Liquidating Trust as soon as practicable following the expiration of the Indemnity Obligations or, if a claim has arisen thereunder that has not been resolved prior to such expiration, as soon as practicable following resolution of such claim.

     Also effective December 29, 1998, the Partnership entered into an agreement (the "Winding Up Agreement") with the Managing General Partner in connection with the winding up of the affairs of the Partnership by December 31, 1998. Pursuant to the Winding Up Agreement, the Managing General Partner generally assumed the obligation to pay or otherwise discharge liabilities of the Partnership not otherwise paid, discharged or provided for by the Partnership or the Liquidating Trust, including contingent liabilities of the Partnership that may arise after termination the Liquidating Trust. In consideration of such assumption, the Partnership paid the Managing General Partner approximately $4,600 in cash and transferred to the Managing General Partner the Partnership's contingent rights, if any, to indemnification or reimbursement, including coverage and benefits under contracts of insurance, and certain other rights to receive or collect amounts,if any, that may be payable to the Partnership.

     Holders of Partnership Interests received a payment or distribution in the aggregate amount of $ 158.06 per Partnership Interest in connection with the winding up of the Partnership.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements.  Not applicable.

     (b)   Proforma Financial Information.  Not applicable.

      (c)  Exhibits.
           10.1  Winding Up Agreement between JMB Income Properties, Ltd.
- XIII and JMB Realty Corporation, dated as of December 29, 1998.

           10.2  Liquidating Trust Agreement between JMB Income
Properties, Ltd. - XIII and the liquidating trustees dated as of December 29, 1998.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            JMB INCOME PROPERTIES, LTD. - XIII

                            By:  JMB Realty Corporation
                                 Managing General Partner


                                 By:   GAILEN J. HULL
                                       ____________________________
                                       Gailen J. Hull
                                       Senior Vice President






Dated: January 13, 1999